Consent of Independent Registered Public Accounting Firm

The Board of Directors of High Plains Uranium, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement on Form F-1.

/s/ KPMG LLP

Toronto, Ontario
May 3, 2006